UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	001-34037 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana (Address of principal executive offices)	70130 (Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 20, 2011, Superior Energy Services, Inc. (the “Company”) announced that its direct, wholly-owned subsidiary SESI, L.L.C. (“SESI”) commenced an offering of $400.0 million of new senior unsecured notes due 2019 (the “New Notes”). On April 20, 2011, in connection with the issuance and sale of the New Notes, the Company and SESI entered into a Second Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders named therein. The Amendment amends that certain Second Amended and Restated Credit Agreement dated May 29, 2009 (the “Credit Agreement”), among the Company, SESI, the Administrative Agent and the lenders named therein, to (i) allow SESI to issue the New Notes and (ii) to exclude from Funded Indebtedness (as defined in the Credit Agreement) the proceeds from issuance and sale of the New Notes (after repayment of the Revolving Loan, as defined in the Credit Agreement) retained by SESI in cash or cash equivalents until December 30, 2011.
     The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.02 Results of Operation and Financial Condition.
     The information contained in Item 7.01 of this Current Report on Form 8-K is furnished pursuant to this Item 2.02.
Item 7.01 Regulation FD Disclosure.
Financial Data
     Preliminary estimates of the financial metrics for the fiscal quarter ended March 31, 2011 for the Company listed below were contained in the preliminary offering memorandum dated April 20, 2011, relating to the proposed offering by SESI of the New Notes.
     Revenue for the fiscal quarter ended March 31, 2011 is expected to be between $400.0 million and $420.0 million, and earnings before interest, taxes, depreciation, depletion, amortization and accretion, gain on sale of businesses and other income (“EBITDA”) for the fiscal quarter ended March 31, 2011 is expected to be between $90.0 million and $95.0 million.
     Our consolidated financial data for the fiscal quarter ended March 31, 2011 presented above are preliminary, based upon our estimates and subject to completion of our financial closing procedures. This data has been prepared by and are the responsibility of management. Our independent registered public accounting firm, KPMG LLP, has not audited, reviewed, compiled or performed any procedures, and does not express an opinion or any other form of assurance with respect to this data. This summary is not a comprehensive statement of our financial results for the period and our actual results may differ materially from these estimates upon the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized.
     We have provided a range for the preliminary results described above primarily because our financial closing procedures for the fiscal quarter ended March 31, 2011 are not yet complete and, as a result, we expect that our final results upon completion of our closing procedures will vary from our preliminary estimates within the ranges as described above.
     The information furnished under Items 2.02 and 7.01 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended. The information furnished under Items 2.02 and 7.01 includes EBITDA, which is a non-GAAP financial measure that differs from measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”).

Forward-Looking Statements
     Some of the statements contained in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent only our current belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. The forward-looking statements contained in this Current Report on Form 8-K are based on information as of the date of this report, and we do not intend to update our forward-looking statements, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements. These forward-looking statements may relate to future industry trends, actions, future performance or results of current and anticipated initiatives and the outcome of contingencies and other uncertainties that may have a significant impact on our business, operating results and liquidity. We try, whenever possible, to identify these statements by using words such as “anticipate,” “believe,” “should,” “estimate,” “expect,” “plan,” “project” and similar expressions. We caution you that these statements are only predictions and are not guarantees of future performance. These forward-looking statements and our actual results, developments and business are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those anticipated by these statements. By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business see Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as other risks and uncertainties detailed from time to time in the Company’s subsequent filings with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
          (d)     Exhibits.
10.1	Second Amendment to Second Amended and Restated Credit Agreement dated as of April 20, 2011, among Superior Energy Services, Inc., SESI, L.L.C., JPMorgan Chase Bank, N.A., and the lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: April 20, 2011